Exhibit 99.1

Xplore Technologies Reports Profitable Fiscal Third Quarter 2017
Revenue Increases 22% Sequentially, $0.2 Million GAAP Net Income, $5.7 Million Positive Cash Flow
Strong Backlog at $5.6 Million

AUSTIN, Texas – February 2, 2017 – Xplore Technologies Corp. (NASDAQ: XPLR), a global leader in rugged computing, today reported results for its fiscal 2017 third quarter ended December 31, 2016.

Fiscal Third Quarter and Recent Highlights:
•
Reported revenue of $24.5 million, reflecting increased demand for multiple Xplore platforms, offset slightly by production capacity constraints caused by orders weighted heavily toward XSLATE D10 and Bobcat devices;

•	Achieved gross margin of 27.4% for the quarter, and 28.2% year to date, which is in line with expectations;
•	Held operating costs to $6.3 million, a decline of more than $1.3 million from the prior year quarter, in line with the company’s focus on increased operating efficiency;
•	Reported GAAP net income of $219,000, or $0.02 per share, and adjusted EBITDA of positive $770,000;
•
Announced multiple large follow-on orders, including a second follow on order in the past six months from a major telecommunications customer using Xplore’s XSLATE B10 platform and the second follow on order this year from a top-10 US electric utility provider;

•	Entered an OEM relationship with Strategic Robotic Systems exclusively using the XSLATE D10 in its new FUSION underwater vehicle;
•	Began fulfillment of an initial order for 1,000 units from OEM customer CLS America for the Thorium X, the first satellite communication enabled rugged tablet;
•	Celebrated Xplore’s 20th Anniversary as the rugged tablet authority;
•	Launched the industry leading XSLATE R12 designed for the needs of large and growing Xplore end markets; and
•	Strengthened the Board of Directors through the appointment of Thomas B. Pickens, III and Donald F. Neville as Independent Directors.

“We are pleased to report a profitable fiscal third quarter, including GAAP net income of $0.02 per share, on 22% sequential revenue growth and continued lower operating expenses,” said Philip Sassower, chairman and chief executive officer. “In addition to fulfillment of the largest purchase order in company history with a top US telecommunications customer, we also secured a number of follow-on orders from customers in multiple end markets. These include our second follow-on order in six months from another major telecommunications customer, our second follow-on order this year from a top-10 US electric utility customer, and an initial 1,000-unit OEM order from CLS America, among others.”

Mark Holleran, president and chief operating officer, stated: “We continued to closely manage our lean operating structure in the fiscal third quarter. Total operating expenses declined by $1.3 million, or 17%, compared to the year-ago quarter, leading to profitability as revenue ramped. We also maintained higher than typical backlog, at $5.6 million entering the fiscal fourth quarter, indicative of increased demand for a number of our platforms, such as the XSLATE B10 and our popular XSLATE D10 Android device, as well as certain global supply chain and ODM constraints affecting our industry and delaying order fulfillment. We are coordinating closely with our production partners to increase parts availability and production capacity to meet steadily increasing demand for several of our product families, a process which will be ongoing over the next two quarters.”

Fiscal 2017 Third Quarter Financial Results
Xplore reported revenue of $24.5 million for the fiscal third quarter ended December 31, 2016, an increase of 22.0% compared to revenue of $20.0 million in the fiscal second quarter of 2017 and compared to $27.0 million in the year-ago third quarter. The prior year quarter included notable shipments of one-time catch-up orders related to Motion Computing’s screen supply issue. Revenue reflected increased sales and completion of shipments against the company’s large telecommunications customer purchase orders, offset by continued softness in Europe.

Gross profit in the second quarter was $6.7 million, or 27.4% of revenue, compared to $5.6 million, or 28.2% of revenue, in the preceding quarter and $8.8 million, or 32.7% of revenue, in the prior year third quarter. The change in gross margin was primarily attributable to product mix related to fulfillment of a large customer order.

Xplore continued to maintain significantly reduced operating costs, at $6.3 million for the fiscal third quarter, compared to $6.1 million in the preceding quarter and down 17.1% from $7.6 million in the prior year third quarter. The decline in operating expenses reflects continued aggressive implementation of the company’s focus on profitability, including cost reductions begun in August 2016. A portion of the cost reduction benefit is being reinvested in sales, marketing and channel and distributor development to drive revenue growth into fiscal 2018 and beyond.

For the quarter, Xplore reported net income of $219,000, or $0.02 per basic share, compared to net loss of $536,000, or $0.05 per basic share, in the second quarter of fiscal 2017 and a net profit of $786,000, or $0.07 per share, in the prior year third quarter. Current period profitability improved through the increase in sales and continued operational efficiency, offset by lower gross margin due to fulfillment of large-volume orders for lower ASP platforms.

EBITDA adjusted for non-cash compensation and historical integration costs was positive $822,000 compared to positive adjusted EBITDA of $116,000 in the fiscal second quarter 2017, and a positive $2.0 million in the prior year third quarter. A reconciliation is provided in the tables included in this release.

“We maintained our focus on operating efficiency and low operating expenses, driving Xplore to profitability in the fiscal third quarter,” said Tom Wilkinson, CFO of Xplore. “As a result of our cost diligence, we have greatly reduced the breakeven point of the business compared to prior quarters. We also generated operating cash flows of $5.7 million in the third fiscal quarter, and anticipate further cash flows in the fourth quarter due to collection of accounts receivable and sales from inventory, as well as greater working capital efficiency.”

Cash Flow and Balance Sheet
Net cash provided by operating activities was $5.7 million, compared to net cash used in operating activities of $3.9 million for the three months ended September 30, 2016. At quarter end, cash was $4.1 million and short-term debt $5.1 million.  Inventory declined at the end of the quarter, which is reflected in the accounts receivable increases, and the company expects to continue to ship substantial goods from inventory in the fiscal fourth quarter, which will drive continued high accounts receivable and ultimately generate further cash flows from operating activities.

Outlook
For fiscal 2017, Xplore revised its revenue outlook to a range of $78 million and $82 million, reflecting continued high demand offset by production capacity constraints and continued softness in Europe. Gross margin for the fiscal year is still expected to be between 28% and 30%, and operating expenses are expected to be approximately $25-27 million, compared to $30.3 million in the prior year.

Xplore continues to anticipate sales growth beyond its fiscal year 2017 revenue targets, as well as continued reduced operating costs. As such, Xplore maintained its previously disclosed business operating targets as revenue scales to a $120 million run-rate, assuming both organic growth and cost reduction initiatives are achieved in future periods: gross margin 28-30%, operating margin 8-10%, profit margin 6-8% and EBITDA margin 9-11%.

Conference Call
The company will conduct a conference call and webcast to review the results on Thursday, February 2, 2017, at 4:30 p.m. ET.  Interested parties in the United States can access the call by dialing 866-777-2509; interested parties outside the United States can access the call by dialing +1-412-317-5413. Callers should dial in at least 5 minutes prior to the all start time. A live and archived webcast will be available online in the investor relations section of Xplore’s website at www.xploretech.com. A replay of the conference call will be available until 5 p.m. ET on February 16, 2017, by calling 877-344-7529 from the United States or +1-412-317-0088 from outside the United States and entering conference ID number 10100199.

About Xplore Technologies
Xplore is The Rugged Tablet Authority™, exclusively manufacturing powerful, long-lasting, and customer-defined rugged tablet PCs since 1996. Today, Xplore offers the broadest portfolio of genuinely rugged tablets – and the most complete lineup of rugged tablet accessories – on Earth. Its mobility solutions are purpose-built for the energy, utilities, telecommunications, military and defense, manufacturing, distribution, public safety, healthcare, government, and field service sectors. The company’s award-winning military-grade computers are also among the most powerful and longest lasting in their class, built to withstand nearly any hazardous condition or environmental extreme for years without fail. Visit www.xploretech.com for more information on how Xplore and its global channel partners engineer complete mobility solutions to meet specialized workflow demands. Follow us on Twitter, Facebook, LinkedIn, and YouTube.

Forward Looking Statements
This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.

###

Contact Information:
Tom Wilkinson
Chief Financial Officer
(512) 637-1162
twilkinson@xploretech.com

Matt Kreps, Darrow Associates Investor Relations
(512) 696-6401
xplr@darrowir.com

XPLORE TECHNOLOGIES CORP.
Consolidated Balance Sheets
(in thousands)

	December 31, 2016	March 31, 2016
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$4,099	$5,594
Accounts receivable, net	16,213	14,277
Inventory, net	15,161	14,858
Prepaid expenses and other current assets	475	800
Total current assets	35,948	35,529
Fixed assets, net	1,703	1,003
Intangible assets, net	1,515	1,785
Goodwill	15,159	14,872
	$54,325	$53,189
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Short-term indebtedness with bank	$5,096	$—
Accounts payable	7,701	9,611
Accrued liabilities	4,359	3,409
Deferred revenue and current warranty liabilities	3,622	4,413
Total current liabilities	20,778	17,433
Deferred revenue and non-current warranty liabilities	3,898	4,568
Total liabilities	24,676	22,001
Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY:
Preferred Stock, par value $0.001 per share; authorized 5,000; no shares issued	—	—
Common Stock, par value $0.001 per share; authorized 15,000; shares issued 10,947 and 10,908, respectively	11	11
Additional paid-in capital	171,663	171,138
Accumulated deficit	(142,025)	(139,961)
	29,649	31,188
	$54,325	$53,189

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Profit and Loss—Unaudited
(in thousands of dollars, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,2016	December 31,2015	December 31,2016	December 31,2015

Revenue	$24,499	$27,023	$60,979	$79,919
Cost of revenue	17,784	18,181	43,764	54,818
Gross profit	6,715	8,842	17,215	25,101

Expenses:
Sales, marketing and support	3,153	3,925	9,484	11,187
Product research, development and engineering	1,303	1,129	3,573	4,536
General administration	1,816	2,521	5,723	7,339
	6,272	7,575	18,780	23,062
Income (loss) from operations	443	1,267	(1,565)	2,039

Other income (expense):
Other	(96)	(317)	(214)	(385)
Cost of integration	—	(95)	—	(887)
Interest expense	(79)	—	(156)	(58)
	(175)	(412)	(370)	(1,330)
Income (loss) before income taxes	268	855	(1,935)	709
Income tax (expense) benefit	(49)	(69)	(129)	(69)
Net income (loss)	$219	$786	$(2,064)	$640
Income (loss) per common share, primary	$0.02	$0.07	$(0.19)	$0.06
Income (loss) per common share, fully diluted	$0.02	$0.07	$—	$0.06
Weighted average number of common shares outstanding, basic	10,947,329	10,883,933	10,927,477	10,828,375
Weighted average number of common shares outstanding, fully diluted	10,950,390	11,539,074	—	11,494,496

XPLORE TECHNOLOGIES CORP.
Consolidated Statements of Cash Flows—Unaudited
(in thousands)

	Nine Months Ended December 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Cash (used in) provided by operations:
Net income (loss)	$(2,064)	$640
Items not affecting cash:
Depreciation and amortization	1,168	1,313
Provision for doubtful accounts	(44)	48
Loss on disposal of asset	28	—
Stock-based compensation expense	413	1,634

Changes in operating assets and liabilities:
Accounts receivable	(1,892)	(3,021)
Inventory	(303)	(110)
Prepaid expenses and other current assets	325	(184)
Accounts payable and accrued liabilities	(2,421)	(5,234)
Net cash used in operating activities	(4,790)	(4,914)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash received in purchase transaction	—	653
Change in liabilities assumed in purchase of business	(287)	16
Additions to fixed assets	(1,626)	(657)
Net cash provided by (used in) investing activities	(1,913)	12

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	44,976	18,000
Repayment of short-term indebtedness	(39,880)	(27,098)
Net proceeds from issuance of Common Stock	112	580
Net cash provided by (used in) financing activities	5,208	(8,518)

CHANGE IN CASH AND CASH EQUIVALENTS	(1,495)	(13,420)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,594	19,455
CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,099	$6,035

NONCASH INVESTING AND FINANCING ACTIVITIES:
Net assets acquired with debt in purchase transaction	$—	$9,079

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS:
Payments for interest	$156	$58
Payments for income taxes	$129	$8

XPLORE TECHNOLOGIES CORP.
Adjusted EBITDA Reconciliation—Unaudited
(in thousands)

	Three Months Ended December 31,
	2016	2015

Net income (loss)	$219	$786

Income taxes	49	69
Interest expense	79	—
Depreciation and amortization	364	498
Stock-based compensation expense	111	535
Cost of integration	—	95

ADJUSTED EBITDA	$822	$1,983

	Nine Months Ended December 31,
	2016	2015

Net income (loss)	$(2,064)	$640

Income taxes	129	69
Interest expense	156	58
Depreciation and amortization	1,168	1,313
Stock-based compensation expense	413	1,634
Cost of integration	—	887

ADJUSTED EBITDA	$(198)	$4,601

XPLORE TECHNOLOGIES CORP.
Supplemental Three Months Consolidated Statements of Cash Flows—Unaudited
(in thousands)

	Three Months Ended December 31,
	2016	2015

Net loss	$219	$786
Items not affecting cash:
Depreciation and amortization	364	498
Provision for doubtful accounts	8	24
Loss on disposal of asset	28	—
Stock based compensation expense	111	535
Other adjustments to cash used in operations	4,968	118
Net cash provided by operating activities	5,698	1,961
Net cash used in investing activities	(974)	(228)
Net cash provided by (used in) financing activities	(4,080)	415

Change in cash and cash equivalents	$644	$2,148

Xplore Technologies Quarterly Historical Information

	FY 2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Revenue	$16,473	$20,007	$24,499	$-	$60,979
Cost of revenue	11,609	14,31	17,784	-	43,764
Gross profit	4,864	5,636	6,715	-	17,215

Expenses
Sales, marketing and support	3,435	2,896	3,153	-	9,484
Product research, development & engineering	953	1,317	1,303	-	3,573
General administrative	2,039	1,868	1,816	-	5,723
Total expenses	6,427	6,081	6,272	-	18,780

Profit/(loss) from operations	(1,563)	(445)	443	-	(1,565)

Other expenses
Interest expense	(8)	(69)	(79)	-	(156)
Other income/expenses	(96)	(22)	(96)	-	(214)
	(104)	(91)	(175)	-	(370)

Income/(loss) before taxes	(1,667)	(536)	268	-	(1,935)
Income taxes	(80)	-	(49)	-	(129)
Net income	$(1,747)	$(536)	$219	$-	$(2,064)

Depreciation & amortization	348	456	364	-	1,168
Interest expense	8	69	79	-	156
Income taxes	80	-	49	-	129
EBITDA	(1,311)	(11)	711	-	(611)
				-
Non-cash compensation	175	127	111	-	413
Adjusted EBITDA	$(1,136)	$116	$822	$-	$(198)

	FY 2016
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Revenue	$24,043	$28,853	$27,023	$20,611	$100,530
Cost of revenue	15,893	20,744	18,181	14,365	69,183
Gross profit	8,150	8,109	8,842	6,246	31,347

Expenses
Sales, marketing and support	3,620	3,642	3,925	3,909	15,096
Product research, development & engineering	1,830	1,577	1,129	1,235	5,771
General administrative	2,331	2,487	2,521	2,088	9,427
Total operating expenses	7,781	7,706	7,575	7,232	30,294

Profit/(loss) from operations	369	403	1,267	(986)	1,053

Other expenses
Interest expense	(6)	(52)	-	-	(58)
Cost of integration	(670)	(122)	(95)	(26)	(913)
Other income/expenses	63	(131)	(317)	(65)	(450)
	(613)	(305)	(412)	(91)	(1,421)
Income/(loss) before taxes	(244)	98	855	(1,077)	(368)
Income taxes	-	-	(69)	75	6
Net income	$(244)	$98	$786	$(1,002)	$(362)

Depreciation & amortization	358	457	498	417	1,730
Interest expense	6	52	-	-	58
Income taxes	-	-	69	(75)	(6)
EBITDA	120	607	1,353	(660)	1,420

Non-cash compensation	607	492	535	522	2,156
Cost of integration	670	122	95	26	913
Adjusted EBITDA	$1,397	$1,221	$1,983	$(112)	$4,489

	FY 2015
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Revenue	$8,267	$7,522	$16,443	$10,407	$42,639
Cost of revenue	5,203	5,255	10,569	7,293	28,320
Gross profit	3,064	2,267	5,874	3,114	14,319

Expenses
Sales, marketing and support	1,598	1,714	1,630	1,410	6,352
Product research, development & engineering	991	739	815	992	3,537
General administrative	1,007	977	980	1,139	4,103
Total operating expenses	3,596	3,430	3,425	3,541	13,992

Profit/(loss) from operations	(532)	(1,163)	2,449	(427)	327

Other expenses
Interest expense		(1)	(2)	-	(3)
Cost of integration	-	-	-	-	-
Other income/expenses	(19)	(3)	(7)	(7)	(36)
	(19)	(4)	(9)	(7)	(39)

Income/(loss) before taxes	(551)	(1,167)	2,440	(434)	288
Income taxes	-	-	(39)	-	(39)
Net income	$(551)	$(1,167)	$2,401	$(434)	$249

Depreciation & amortization	172	264	253	230	919
Interest expense	-	1	2	-	3
Income taxes	-	-	39	-	39
EBITDA	(379)	(902)	2,695	(204)	1,210

Non-cash compensation	159	166	152	207	684
Cost of integration	-	-	-	-	-
Adjusted EBITDA	$(220)	$(736)	$2,847	$3	$1,894

Xplore Technologies Quarterly Key Statistics

	FY 2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Gross margin	29.5%	28.2%	27.4%		28.2%
Operating margin	-9.5%	-2.2%	1.8%		-2.6%
Periodic revenue %	N/A	N/A	NA		100.0%
Quarter over Quarter
Revenue Change %	-20.1%	21.5%	22.5%

	FY 2016
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Gross margin	33.9%	28.1%	32.7%	30.3%	31.2%
Operating margin	1.5%	1.4%	4.7%	-4.8%	1.0%
Periodic revenue %	23.9%	28.7%	26.9%	20.5%	100.0%
Quarter over Quarter
Revenue Change %	131.0%	20.0%	-6.3%	-23.7%

	FY 2015
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD

Gross margin	37.1%	30.1%	35.7%	29.9%	33.6%
Operating margin	-6.4%	-15.5%	14.9%	-4.1%	0.8%
Periodic revenue %	19.4%	17.6%	38.6%	24.4%	100.0%
Quarter over Quarter
Revenue Change %	-0.9%	-9.0%	118.6%	-36.7%